Exhibit 16.1

PLS CPA, A PROFESSIONAL CORP.

t 4725 MERCURY STREET #210 t SAN DIEGO t CALIFORNIA 92111t

t TELEPHONE (858)722-5953 t FAX (858) 761-0341  t FAX (858) 433-2979

t E-MAIL changgpark@gmail.com t

May 17, 2018

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549-7561

Re: Alpha Investment Inc.

Dear Madame or Sir

On February 8, 2018 our appointment as auditor for Alpha Investment, Inc., ceased. We have read Alpha Investment Inc’s statement included under Item 4.01 of its Form 8-K dated February 8, 2018 and agree with such statements, insofar as they apply to us.

Very truly yours,

/s/ PLS CPA

____________________________

PLS CPA, A Professional Corp.

San Diego, CA 92111

Registered with the Public Company Accounting Oversight Board